Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-159415 and 333-161416) and on Form S-8 (Nos. 333-143909, 333-149262, 333-163940, and 333-175088) of FBR & Co. of our report dated March 15, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

March 15, 2012